SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  July 1, 1996


                            NETWORK EXPRESS, INC.
             (Exact name of registrant as specified in its charter)




        Michigan                    0-25350              38-2917505
(State of Incorporation)   (Commission File Number)    (IRS Employer
                                                     Identification No.)

                              4251 Plymouth Road
                        Ann Arbor, Michigan  48105-4251
                   (Address of principal executive offices)

                               (313) 761-5005
                       Registrant's telephone number)

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Item 2.  Acquisition or Disposition of Assets

         On July 1, 1996, Network Express, Inc. (the "Company") entered into a Transfer Agreement with International Business Machines Corporation ("IBM"), pursuant to which the Company has acquired certain assets pertaining to IBM's Waverunner product line, including the "Waverunner" name (with all rights in and to any trademarks and applications therefor), inventory and specified rights to use technology. The Waverunner product line consists of three products: (i) the IBM 7845 network terminator (NT1), which provides an interface between a telephone line and ISDN; (ii) the Waverunner credit card, which plugs into notebook personal computers and which provides an interface between a telephone line and ISDN and also acts as a modem; and (iii) the Waverunner ISA Board, which plugs into desktop personal computers and which provides an interface between a telephone line and ISDN.

         Under the terms of the Transfer Agreement, the purchase price is $7.0 million, $1.5 million of which was paid in cash on July 2, 1996 and, assuming the closing of the Merger (as defined below), the remainder of the purchase price of $5.5 million is payable in cash on August 2, 1996. In the event that the Merger does not close, the remainder of the purchase price is due in two installments (which are unsecured), with the first installment of $1.5 million (plus interest on $5.5 million at an annual rate of 8-1/2%) due on December 27, 1996 and with the second installment of $4.0 million (plus interest thereon at an annual rate of 8-1/2%) due on June 30, 1997. The source of funds used by the Company for the initial $1.5 million payment was internal cash and the Company anticipates using internal cash for the future payments required under the Transfer Agreement.

         As previously reported in the Company's Current Report on Form 8-K dated May 24, 1996, the Company entered into an Agreement and Plan of Merger on May 21, 1996 with Cabletron Systems, Inc. ("Parent") and its wholly-owned subsidiary, Cabletron Systems of Michigan, Inc. ("Merger Sub"), pursuant to which the Company, Parent and Merger Sub will consummate a merger (the "Merger") in which the Merger Sub shall be merged with and into the Company. The Merger is subject to, among other things, the approval of the Company's shareholders at the Special Meeting scheduled for August 1, 1996.

         The information set forth in the Transfer Agreement attached hereto as Exhibit 2.1 and the press release attached hereto as Exhibit 99.1 is hereby incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits

2.1 Transfer Agreement dated July 1, 1996 between International Business Machine Corporation and Network Express, Inc. The Transfer Agreement includes customary attachments for agreements of this nature which have been omitted. The Registrant will furnish a copy of the omitted attachments to the Commission supplementally upon request.

99.1     Press release issued by Network Express, Inc. on July 3, 1996.

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                               SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                  NETWORK EXPRESS, INC.



Dated:  July 12, 1996             By:  /s/ John R. Ternes
                                       ----------------------------------
                               Name:   John R. Ternes
                               Title:  Vice President - Finance
                                       and Administration, Chief
                                       Financial Officer, Treasurer
                                       and Secretary



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                                  EXHIBIT INDEX

Exhibit Number                    Description


  2.1 Transfer Agreement dated July 1, 1996 between International Business Machine Corporation and Network Express, Inc.

 99.1    Press release issued by Network Express, Inc. on July 3, 1996.